As filed with the Securities and Exchange Commission on February 28, 1997.
                                File No. 811-8454
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                      ----
                              Amendment No. 4 / X /


                           GLOBAL INVESTMENT PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

                        50 California Street, 27th Floor
                         San Francisco, California 94111

                    (Address of Principal Executive Offices)


        Registrant's Telephone Number, including Area Code: 415-392-6181

                            David J. Thelander, Esq.
                   Vice President & Assistant General Counsel
                      Chancellor LGT Asset Management, Inc.
                        50 California Street, 27th Floor
                         San Francisco, California 94111

                     (Name and Address of Agent for Service)

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






                                EXPLANATORY NOTE


         This Amendment to the Registration Statement of Global Investment Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                           GLOBAL INVESTMENT PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

This  registration   statement  of  Global  Investment  Portfolio  contains  the following documents:

         Facing Sheet

         Contents of Registration Statement

         Part A

         Part B

         Part C

         Signature Page

         Exhibits

                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 47 to the Registration Statement of G.T. Investment Funds, Inc. ("GT Investment Funds") (1940 Act File No. 811-5426), as filed with the
Securities and Exchange Commission ("SEC") on February 26, 1997 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the joint prospectus of the GT Global Theme Funds ("Feeder's Part A").

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         Global Investment Portfolio ("Master Portfolio") is a diversified, open-end management investment company which was organized as a New York common law trust pursuant to a Declaration of Trust dated as of January 11, 1994.

         Beneficial interests in the Master Portfolio are divided currently into four separate subtrusts or "series"--Global Financial Services Portfolio, Global Infrastructure Portfolio, Global Natural Resources Portfolio and Global Consumer Products and Services Portfolio (individually, "Portfolio," collectively,
"Portfolios") -- each having a distinct investment objective and distinct investment policies and limitations. The Global Financial Services Portfolio, Global Infrastructure Portfolio and Global Natural Resources Portfolio commenced operations on May 31, 1994. The Global Consumer Products and Services Portfolio commenced operations on December 30, 1994. Additional subtrusts to the Master Portfolio may be organized at a later date. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

         Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Each Portfolio's investment manager and administrator is Chancellor LGT Asset Management, Inc. ("Chancellor LGT Asset Management"). Chancellor LGT Asset Management and its worldwide affiliates are part of Liechtenstein Global Trust, a provider of global asset management and private banking products and services to individual and institutional investors.

         Information on the Portfolios' investment objectives, the kinds of securities in which the Portfolios principally invest, other investment practices of the Portfolios and the risk factors associated with investments in the Portfolios are incorporated herein by reference from the sections entitled "Investment Objectives and Policies" and "Risk Factors" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolios' investment program are described in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT OF THE MASTER PORTFOLIO.

         A description of how the business of the Portfolios is managed is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A. The following list identifies the specific sections of the Feeder's Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

======================================================================
Item 5(a)     Management
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Item 5(b)     Management--Investment Management and Administration
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Item 5(c)     Management
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Item 5(d)     Management
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Item 5(e)     Other Information--Transfer Agent
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Item 5(f)     Management; Prospectus Summary
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Item 5(g)     Management
======================================================================


ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Master Portfolio is organized as a New York common law trust. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Master Portfolio. The Master Portfolio currently has four series (i.e., the Portfolios). The Master Portfolio reserves the right to create and issue additional series. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Each investor in a Portfolio (e.g., investment companies and common and commingled trust funds) will be liable for all obligations of that Portfolio, but not of the other Portfolios. However, because a Portfolio will indemnify each investor therein with respect to any liability to which the investor may become subject by reason of being such an investor, the risk of an investor in a Portfolio incurring financial loss on account of such liability would be limited to circumstances in which that Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets.

         As of the date of this Registration Statement, GT Investment Funds owns a majority interest in the Master Portfolio and each Portfolio. However, GT Investment Funds has undertaken that, with respect to most matters on which the Master Portfolio seeks a vote of its interestholders, GT Investment Funds will seek a vote of its shareholders and will vote its interest in the Master Portfolio in accordance with their instructions.

         Investments in a Portfolio have no preemptive or conversion rights. The Master Portfolio is not required to hold annual meetings of investors but the Master Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Master Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in that Portfolio's net assets available for distribution to investors.

         Each Portfolio annually declares as a dividend all of its net investment income, if any, which includes dividends, accrued interest and earned discount (including both original issue and market discounts) less applicable expenses. Each Portfolio also annually distributes substantially all of its realized net short-term capital gain (the excess of short-term capital gains over short-term capital losses), net capital gain (the excess of net long-term capital gain over net short-term capital loss) and net gains from foreign currency transactions, if any. Each Portfolio may make an additional dividend or other distribution if necessary to avoid a 4% excise tax on certain undistributed income and gain.

         Under the current method of the Portfolios' operation they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Master Portfolio and the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder) of that Portfolio's income, gains, losses, deductions, and credits in determining its income tax liability. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

         Investor inquiries may be directed to Chancellor LGT Asset Management at the following address: 50 California Street, 27th Floor, San Francisco, CA 94111.

ITEM 7.  PURCHASE OF SECURITIES.

         Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

         An investment in a Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank). Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

         Information on the time and method of valuation of the Portfolios' assets is incorporated by reference from the section entitled "Calculation of Net Asset Value" in the Feeder's Part A.

         Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in a Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to that Portfolio. The proceeds of a reduction will be paid by a Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC,
(2) when an emergency exists, as defined by the SEC, which would prohibit a Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

                                     PART B

         Part  B  of  this  Registration   Statement  should  be  read  only  in
conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

         Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of the GT Global Financial Services Fund, GT Global Infrastructure Fund, GT Global Natural Resources Fund and GT Global Consumer Products and Services Fund (collectively, "Feeder's Part B").

ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.

                                                             Page

         General Information and History......................B-1
         Investment Objectives and Policies...................B-1
         Management of the Master Portfolio...................B-2
         Control Persons and Principal Holders of Interests...B-2
         Investment Advisory and Other Services...............B-3
         Brokerage Allocation and Other Practices.............B-3
         Capital Stock and Other Securities...................B-4
         Purchase, Redemption and Pricing of Securities.......B-5
         Tax Status...........................................B-5
         Underwriters.........................................B-6
         Calculation of Performance Data......................B-6
         Financial Statements.................................B-6

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

         Part A contains basic information about the investment objectives, policies and limitations of Global Financial Services Portfolio, Global Infrastructure Portfolio, Global Natural Resources Portfolio and Global Consumer Products and Services Portfolio (individually, a "Portfolio," collectively, the "Portfolios"), each a subtrust or "series" of Global Investment Portfolio ("Master Portfolio"). This Part B supplements the discussion in Part A of the investment objectives, policies and limitations of the Portfolios.

         Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolios, the types of securities bought and investment techniques used by the Portfolios, and certain risks attendant thereto, as well as other information on the Portfolios' investment programs, is incorporated by reference from the sections entitled "Investment Objectives and Policies," "Options, Futures and Currency
Strategies," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 14.  MANAGEMENT OF THE MASTER PORTFOLIO.

         Information about the Trustees and officers of the Master Portfolio, and their roles in management of the Portfolios and other GT Global Funds, is incorporated herein by reference from the section entitled "Directors and Executive Officers" in the Feeder's Part B.

         The Board of Trustees has a Nominating and Audit Committee, composed of Ms. Quigley and Messrs. Anderson, Bayley and Patterson, which is responsible for nominating persons to serve as Trustees, reviewing audits of the Master Portfolio and its Portfolios and recommending firms to serve as independent auditors of the Master Portfolio. Each of the Trustees and officers of the Master Portfolio is also a Director and officer of G.T. Investment Funds, Inc., G.T. Global Developing Markets Fund, Inc. and G.T. Global Floating Rate Fund, Inc. and G.T. Investment Portfolios, Inc. and a Trustee and officer of G.T. Global Growth Series, G.T. Global Eastern Europe Fund, G.T. Global Variable Investment Trust, G.T. Global Variable Investment Series, Growth Portfolio and Global High Income Portfolio, which also are registered investment companies managed by Chancellor LGT Asset Management. Each Trustee and Officer serves in total as a Director and or Trustee and Officer, respectively, of 11 registered investment companies with 41 series managed or administered by Chancellor LGT Asset Management.

         Each Trustee who is not a director, officer or employee of Chancellor LGT Asset Management or any affiliated company is paid an annual fee of $5,000 a year, plus $300 for each meeting of the Board attended, and is reimbursed travel and other expenses incurred in connection with attending Board meetings. Other Trustees and officers receive no compensation or expense reimbursement from the Master Portfolio. For the fiscal year ended October 31, 1996, the Global Financial Services Portfolio, Global Infrastructure Portfolio, Global Natural Resources Portfolio and the Global Consumer Products and Services Portfolio each paid Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley Trustees' fees and expense reimbursements of $2700, $2700, $2200, and $2700 each. For the fiscal year ended October 31, 1996, Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley, who are not directors, officers or employees of Chancellor LGT Asset Management or any affiliated company, each received total compensation of $80,100, $80,100, $72,600 and $80,100, respectively, from the investment companies managed or administered by Chancellor LGT Asset Management for which he or she serves as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension, or retirement benefits.

         As of the date of this filing, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of each Portfolio.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF BENEFICIAL INTERESTS.

         As of the date of this filing, GT Global Financial Services Fund, GT Global Natural Resources Fund, GT Global Infrastructure Fund and GT Global Consumer Products and Services Fund (each a "Fund," collectively, "Funds") owned 99.9%, 99.9%, 99.9% and 99.9% of the value of the outstanding beneficial interests in Global Financial Services Portfolio, Global Natural Resources Portfolio, Global Infrastructure Portfolio and Global Consumer Products and Services Portfolio, respectively. Because currently each Fund controls its corresponding Portfolio, each Fund may take actions affecting its corresponding Portfolio without the approval of any other investor.

         Each Fund has informed its corresponding Portfolio that whenever a Fund is requested to vote on any proposal of its corresponding Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in each Portfolio will follow the same or a similar practice.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

         Information on the investment management and other services provided for or on behalf of the Portfolios is incorporated herein by reference from the sections entitled "Management," "Directors and Executive Officers" and "Additional Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Item 16 of Form N-1A may be found; each section is incorporated herein by reference.

=======================================================================
Item 16(a)                  Management; Additional Information
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Item 16(b)                  Management
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Item 16(c)                  Not applicable
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Item 16(d)                  Management
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Item 16(e)                  Not applicable
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Item 16(f)                  Not applicable
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Item 16(g)                  Not applicable
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Item 16(h)                  Additional Information
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Item 16(i)                  Not applicable
=======================================================================

         For the fiscal period May 31, 1994 (commencement of operations) to October 31, 1994, the Financial Services Portfolio, Infrastructure Portfolio and Natural Resources Portfolio paid investment management and administration fees to Chancellor LGT Asset Management in the amounts of $8,249, $51,922 and $28,500, respectively. For the fiscal years ended October 31, 1995 and 1996, the Financial Services Portfolio, Infrastructure Portfolio and Natural Resources Portfolio paid investment management and administration fees to Chancellor LGT Asset Management in the amounts of $51,353, $601,421 and $213,856; and $99,991, $635,456 and $425,745, respectively. For the fiscal period December 30, 1994 (commencement of operations) to October 31, 1995, and for the fiscal year ended October 31, 1996, the Consumer Products and Services Portfolio paid investment management and administration fees to Chancellor LGT Asset Management in the amounts of $16,284 and $422,640.

         For the fiscal period May 31, 1994 (commencement of operations) to October 31, 1994, Chancellor LGT Asset Management reimbursed the Financial Services Portfolio, Infrastructure Portfolio and Natural Resources Portfolio for their respective investment management and administration fees in the amounts of $8,249, $48,901, and $28,500, respectively. For the fiscal years ended October 31, 1995 and 1996, Chancellor LGT Asset Management reimbursed the Financial Services Portfolio, Infrastructure Portfolio and Natural Resources Portfolio for their respective investment management and administration fees in the amounts of $51,353, $601,421 and $213,856; and $99,991, $0 and $0, respectively. For the fiscal period December 30, 1994 (commencement of operations) to October 31, 1995, and for the fiscal year ended October 31, 1996, Chancellor LGT Asset Management reimbursed the Consumer Products and Services Portfolio for investment management and administration fees in the amounts of $16,284 and $0, respectively. All expense reimbursements, if any, are made at the Fund level.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         A description of the Portfolios' brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. An investor in a Portfolio is entitled to participate pro rata in distributions of the Portfolio's income and gains and to be allocated a pro rata share of the Portfolio's income, gains, losses, deductions, and credits. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in that Portfolio's net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion or similar rights. Investments in each Portfolio may not be transferred.

         Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in that Portfolio. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and auditors, and as required by the 1940 Act and the rules thereunder). Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Master Portfolio or in a Portfolio, as the case may be, may control the outcome of these votes. The Master Portfolio is not required to hold annual meetings of investors but the Master Portfolio will hold special meetings of investors when (1) a majority of the Trustees determines to do so; or (2) investors holding at least 10% of the interests in the Master Portfolio (or a Portfolio) request in writing a meeting of investors in the Master Portfolio (or Portfolio). No material amendment may be made to the Master Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Master Portfolio may enter into a merger or consolidation, or sell all or substantially all of its (or a Portfolio's) assets, if approved by the vote of two-thirds of the beneficial interests in the Master Portfolio (or in the Portfolio affected by such action, as the case may be) with the vote of each interestholder being in proportion to the amount of its investment, except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the beneficial interests in the Master Portfolio (or in the Portfolio affected by such action, as the case may be) with the vote of each interestholder being in proportion to the amount of their investment, will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of the beneficial interests in such Portfolio (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees by written notice to its investors.

         The Master Portfolio is organized as a New York common law trust. Investors in each Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by that Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of that Portfolio than its proportionate beneficial interest in such Portfolio. The Declaration of Trust also provides that each Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) covering certain kinds of potential liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the investor's Portfolio itself was unable to meet its obligations.

         The Declaration of Trust further provides that obligations of each Portfolio are not binding upon the Trustees individually but only upon the property of that Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust provides that the Trustees and officers will be indemnified by the Master

Portfolio   against   liabilities  and  expenses  incurred  in  connection  with litigation in which they may be involved because of their offices with the Master Portfolio, unless, as to liability to the Master Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Master Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended.

         Information on the method followed by the Portfolios in determining their net asset value and the timing of such determination is incorporated by reference from the section entitled "Valuation of Fund Shares" in the Feeder's Part B. See also Items 7 and 8 in Part A.

         Each Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by that Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash. Each Portfolio has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which each Portfolio is obligated to redeem beneficial interests with respect to any one investor during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of that Portfolio at the beginning of the period.

         Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of such Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in that Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in that Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in that Portfolio by all investors in that Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in that Portfolio as of the close of trading on the following day the NYSE is open for trading.

ITEM 20.  TAX STATUS.

         Information on the taxation of the Portfolios is incorporated by reference from the section entitled "Taxes" in the Feeder's Part B.

ITEM 21.  UNDERWRITERS.

         Not applicable.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

         The audited financial statements of the Financial Services Portfolio, the Infrastructure Portfolio, the Natural Resources Portfolio and the Consumer Products and Services Portfolio for the fiscal year ended October 31, 1996, are included herein, in reliance on the report of Coopers & Lybrand L.L.P., independent auditors, given on the authority of said firm as experts in auditing and accounting.

COOPERS
&LYBRAND                                       Coopers & Lybrand L.L.P.


                                               a professional services firm


                        Report of Independent Accountants

ANNUAL REPORT
To the Shareholders and Board of Trustees of Global
Consumer Products and Services Portfolio, Global Financial Services Portfolio, Global Infrastructure Portfolio, Global Natural Resources Portfolio.


We have audited the accompanying statement of assets and liabilities of Global Consumer Products and Services Portfolio, Global Financial Services Portfolio, Global Infrastructure Portfolio, and Global Natural Resources Portfolio, including the portfolio of investments as of October 31, 1996, the related statement of operations for the year then ended, the statements of changes in net assets and supplementary data for each of the periods indicated herein. These financial statements and the supplementary data are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements and the supplementary data based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1996 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the supplementary data referred to above present fairly, in all material respects, the financial position of Global Consumer Products and Services Portfolio, Global Financial Services Portfolio, Global Infrastructure Portfolio, and Global Natural Resources Portfolio as of October 31, 1996, the results of their operations for the year then ended the changes in their net assets and the supplementary data for each of the periods indicated herein in conformity with generally accepted accounting principles.

                                                  /s/ Coopers & Lybrand L.L.P.
                                                  Coopers & Lybrand L.L.P.

Boston, Massachusetts
December 13, 1996

Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.

                 GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                            PORTFOLIO OF INVESTMENTS
                                October 31, 1996


--------------------------------------------------------------------------------------------------------------
                                                                                             Value   % of Net
          Equity Investments                                        Country  Shares         (Note 1)  Assets
          ----------------------------------------------------------------------------------------------------


          SERVICES (51.7%)
          Vons Cos., Inc.                                  !        US       134,500        7,447,937     4.4
               RETAILERS-FOOD
          Central Garden and Pet Co.                       !        US       273,400        6,459,075     3.8
               WHOLESALE & INTERNATIONAL TRADE
          Footstar, Inc.                                   !        US       280,000        6,160,000     3.6
               RETAILERS-APPAREL
          TJX Cos., Inc.                                            US       147,200        5,888,000     3.5
               RETAILERS-APPAREL
          Jones Apparel Group, Inc.                        !        US       186,000        5,812,500     3.4
               RETAILERS-APPAREL
          Tiffany & Co.                                             US       155,300        5,746,100     3.4
               RETAILERS-OTHER
          Ross Stores, Inc.                                         US       132,200        5,486,300     3.2
               RETAILERS-APPAREL
          Sun International Hotels Ltd.                    !        US       114,100        5,391,225     3.2
               LEISURE & TOURISM
          The Finish Line, Inc.                            !        US       124,200        5,278,500     3.1
               RETAILERS-APPAREL
          Seattle Filmworks, Inc.                          !        US       276,500        5,253,500     3.1
               CONSUMER SERVICES
          Vans, Inc.                                       !        US       311,100        5,172,038     3.0
               RETAILERS-APPAREL
          Safeway, Inc.                                    !        US       109,500        4,694,813     2.8
               RETAILERS-FOOD
          Universal Outdoor Holdings, Inc.                 !        US       127,400        3,742,375     2.2
               BUSINESS & PUBLIC SERVICES
          Imax Corp.                                       ! T      CAN       96,100        3,459,600     2.0
               CONSUMER SERVICES
          Tuesday Morning Corp.                            !        US       173,600        3,363,500     2.0
               RETAILERS-OTHER
          Borders Group, Inc.                              !        US        84,600        2,664,900     1.6
               RETAILERS-OTHER
          United Auto Group, Inc.                          !        US        60,000        2,062,500     1.2
               CONSUMER SERVICES
          Dominick's Supermarkets, Inc.                    !        US        80,000        1,590,000     0.9
               RETAILERS-FOOD
          Abercrombie & Fitch Co.                          !        US        68,800        1,513,600     0.9
               RETAILERS-APPAREL
          Lamar Advertising Co.                            !        US        22,700          624,250     0.4
               BUSINESS & PUBLIC SERVICES
                                                                                            ------------------
                                                                                                   87,810,713
                                                                                            ------------------




--------------------------------------------------------------------------------------------------------------
                                                                                             Value   % of Net
          Equity Investments                                        Country  Shares         (Note 1)  Assets
          ----------------------------------------------------------------------------------------------------


          CONSUMER NON-DURABLES (36.3%)
          Philip Morris Cos., Inc.                                  US        66,500        6,159,563     3.6
               FOOD
          Coachmen Industries, Inc.                                 US       212,300        5,944,400     3.5
               RECREATION
          Wet Seal, Inc. "A"                               !        US       183,400        5,777,100     3.4
               TEXTILES & APPAREL
          Eagle Hardware & Garden, Inc.                    !        US       198,400        5,679,200     3.3
               HOUSEHOLD PRODUCTS
          Nike, Inc. "B"                                            US        93,600        5,510,700     3.2
               TEXTILES & APPAREL
          Gucci Group - NY Registered Shares               T        ITLY      77,000        5,313,000     3.1
               TEXTILES & APPAREL
          Adidas AG - 144A ADR                             ) ! T    GER      121,100        5,177,025     3.0
               TEXTILES & APPAREL
          Cannondale Corp.                                 !        US       266,500        5,130,125     3.0
               RECREATION
          Fila Holding S.p.A. - ADR                        T        ITLY      66,200        4,766,400     2.8
               TEXTILES & APPAREL
          Harley-Davidson, Inc.                                     US        72,400        3,267,050     1.9
               OTHER CONSUMER GOODS
          Barco N.V. (Barco Industries)                             BEL       17,320        2,850,549     1.7
               OTHER CONSUMER GOODS
          K2, Inc.                                         !        US       109,000        2,507,000     1.5
               RECREATION
          Consolidated Cigar Holdings, Inc.                !        US        75,000        2,043,750     1.2
               TOBACCO
          Noble China                                      ! #      CHNA     341,200          954,352     0.6
               BEVERAGES - ALCOHOLIC
          Rally's Hamburgers, Inc.                         !        US       190,400          833,000     0.5
               FOOD
                                                                                          ------------------
                                                                                          61,913,214
                                                                                          ------------------

          MULTI-INDUSTRY/MISCELLANEOUS
          (3.2%)
          Bulgari SpA                                               ITLY     314,000        5,474,098     3.2
               MULTI-INDUSTRY
                                                                                            ---------

          FINANCE (3.1%)
          Amer Group Ltd.                                           FIN      231,600        5,239,010     3.1
               INVESTMENT MANAGEMENT
          Metris Cos., Inc.                                !        US         1,000          23,750      0.0
               CONSUMER FINANCE
                                                                                            ---------
                                                                                            5,262,760
                                                                                            ---------

          CONSUMER DURABLES (1.2%)
          Boyds Wheels, Inc.                                        US       151,200        2,097,900     1.2
               AUTO PARTS
                                                                                            ---------

          TECHNOLOGY (1.1%)
          Ingram Micro, Inc. "A"                           !        US        95,000        1,710,000     1.0
               COMPUTERS & PERIPHERALS
          CyberMedia, Inc.                                 !        US         5,800         129,050      0.1
               SOFTWARE
                                                                                            ---------
                                                                                            1,839,050
                                                                                            ---------



--------------------------------------------------------------------------------------------------------------
                                                                                             Value   % of Net
          Equity Investments                                        Country  Shares         (Note 1)  Assets
          ----------------------------------------------------------------------------------------------------


          MATERIALS/BASIC INDUSTRY (0.8%)
          Kevco, Inc.                                      !        US       115,000        1,380,000     0.8
               MISC. MATERIALS &
          COMMODITIES
                                                                                            ---------

          TOTAL EQUITY INVESTMENTS
                                                                                            ------------------
           (cost $156,514,774)                                                              165,777,735  97.4
                                                                                            ------------------
                                                                                             Value   % of Net
          Repurchase Agreement                                                              (Note 1)  Assets
          ----------------------------------------------------------------------------------------------------

          Dated October 31, 1996, with State Street Bank                                    10,575,630    6.2
          & Trust Co.,  due November 1, 1996,  for an effective  yield of 5.55%, collateralized  by $9,665,000 U.S.  Treasury Bond, 7.875% due 11/15/07
          (market  value  of  collateral  is   $10,791,312,  including   accrued
          interest).
           (cost $10,575,630)


          ----------------------------------------------------------------------------------------------------
          TOTAL INVESTMENTS
           (cost $167,090,404) *                                                           176,353,365  103.6
          Other Assets and Liabilities                                                      (6,060,483)  (3.6)
          -----------------------------------------------------------------------------------========---------
          NET ASSETS                                                                       170,292,882  100.0
          ====================================================================================================

        # Security is denominated in Canadian Dollars.
        ! Non-income producing security.
        T U.S. currency denominated.
        ) Security  exempt from  registration  under Rule 144A of the Securities
          Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
        * For Federal income tax purposes, cost is $167,206,893 and appreciation
          (depreciation) is as follows:

                                            Unrealized                      13,635,691
                                            appreciation:
                                            Unrealized                      (4,489,219)
                                            depreciation:
                                                                            ---------
                                            Net unrealized appreciation:    $9,146,472
                                                                            =========


          The Portfolio's Portfolio of Investments at October 31, 1996, was concentrated in the following countries:

                                                                    Percentage of Net Assets-D
                                                           -----------------------------------
                                                                     Fixed Income,
                                                                    Rights     Short-term
                                                                       &
          COUNTRY                           (COUNTRY        Equity  Warrants& Other   Total
                                   CODE/CURRENCY CODE)
                                       ---------------     -----------------------------------
          Belgium                           (BEL/BEF)           1.7                       1.7
          Canada                            (CAN/CAD)           2.0                       2.0
          China                            (CHNA/RMB)           0.6                       0.6
          Finland                           (FIN/FIM)           3.1                       3.1
          Germany                           (GER/DEM)           3.0                       3.0
          Italy                            (ITLY/ITL)           9.1                       9.1
          United States & Other              (US/USD)          77.9              2.6     80.5
                                                           ===================================
          Total                                                97.4     0.0      2.6    100.0
                                                           ===================================

        D Percentages indicated are based on net assets of $170,292,882.



                       GLOBAL FINANCIAL SERVICES PORTFOLIO

                            Portfolio of Investments
                                October 31, 1996


-------------------------------------------------------------------------------------------------
                                                                                Value   % of Net
      Equity Investments                                     Country  Shares  (Note 1)   Assets
      -------------------------------------------------------------------------------------------

      BANKS-REGIONAL (39.6%)
      BankAmerica Corp.                                      US         6,200   567,300      3.4
      Zagrebacka Banka - 144A GDR                   ) ! T    CRT       20,000   387,500      2.4
      Sovereign Bancorp, Inc.                                US        31,000   364,250      2.2
      First Tennessee National Corp.                         US        10,000   363,750      2.2
      Anglo-Irish Bank Corp., PLC:                           IRE                             2.2
          Common                                    %                 259,000   299,203
          Common                                                       50,000    58,168
      Sparbanken Sverige AB "A"                              SWDN      21,000   332,648      2.0
      NationsBank Corp.                                      US         3,300   311,025      1.9
      Banco Commercial S.A. - 144A ADR              ) T      URGY      18,400   303,600      1.8
      Commerce Bancorp, Inc.                                 US         9,150   253,913      1.5
      Bank of Nova Scotia                                    CAN        7,700   242,653      1.5
      Bank of Montreal                                       CAN        8,000   241,963      1.5
      Banco BHIF - ADR                              ! T      CHLE      13,300   239,400      1.5
      Canadian Imperial Bank of Commerce                     CAN        5,700   236,809      1.4
      Bank of Boston Corp.                                   US         3,300   211,200      1.3
      Norbanken AB                                  !        SWDN       7,700   202,894      1.2
      LLoyds TSB Group PLC                                   UK        31,400   199,252      1.2
      Christiania Bank Og Kreditkasse               !        NOR       66,600   182,749      1.1
      Sydbank A/S                                            DEN        4,500   164,920      1.0
      Mellon Bank Corp.                                      US         2,500   162,813      1.0
      Mark Twain Bancshares, Inc.                            US         3,500   160,563      1.0
      Zions Bancorp.                                         US         1,700   153,850      0.9
      Cullen/Frost Bankers, Inc.                             US         5,000   150,313      0.9
      PT Bank Internasional Indonesia - Foreign              INDO     180,658   145,485      0.9
      Jyske Bank                                             DEN        2,000   144,197      0.9
      Grupo Financiero Banorte "B"                  !        MEX      120,000   119,701      0.7
      Westpac Banking Corp., Ltd.                            AUSL      20,000   114,077      0.7
      Allied Irish Bank PLC                         %        IRE       17,794   112,769      0.7
      Amalgamated Banks of South Africa             !        SAFR      18,000    91,747      0.6
                                                                              ----------
                                                                              6,518,712
                                                                              ----------
      BANKS-MONEY CENTER (18.1%)
      Citicorp                                               US         4,500   445,500      2.7
      Unidanmark AS "A"                                      DEN        9,000   415,039      2.5
      Den Danske Bank                                        DEN        5,280   378,863      2.3
      HSBC Holdings PLC                                      HK        13,000   264,819      1.6
      Chase Manhattan Corp.                                  US         3,000   257,250      1.6
      Bank Hapoalim Ltd.                            !        ISRL     158,000   214,480      1.3



-------------------------------------------------------------------------------------------------
                                                                                Value   % of Net
      Equity Investments                                     Country  Shares  (Note 1)   Assets
      -------------------------------------------------------------------------------------------
      Bank of New York Co., Inc.                             US         6,000   198,750      1.2
      Bank of Tokyo - Mitsubishi                             JPN        8,750   178,493      1.1
      Bangkok Bank Co., Ltd. - Foreign                       THAI      14,300   152,593      0.9
      Bank of Ireland                                        IRE       18,000   147,901      0.9
      Security Bank Corp.                           !        PHIL      70,000   130,716      0.8
      Thai Farmers Bank Ltd. - Foreign                       THAI      14,100   107,866      0.7
      Commercial Bank of Korea                               KOR        9,900    85,303      0.5
                                                                              ----------
                                                                              2,977,573
                                                                              ----------
      CONSUMER FINANCE (10.1%)
      First Chicago NBD Corp.                                US         9,000   459,000      2.8
      Green Tree Financial Corp.                             US         6,600   261,525      1.6
      Promise Co., Ltd.                                      JPN        5,000   233,448      1.4
      Dean Witter, Discover & Co.                            US         3,600   211,950      1.3
      Nichiei Co., Ltd.                                      JPN        3,000   199,947      1.2
      Acom Co., Ltd.                                         JPN        4,000   153,697      0.9
      First Financial Caribbean Corp.                        US         5,100   131,325      0.8
      Metris Cos., Inc.                             !        US           500    11,875      0.1
                                                                              ----------
                                                                              1,662,767
                                                                              ----------
      SECURITIES BROKER (7.3%)
      Peregrine Investment Holdings Ltd.                     HK       245,000   394,512      2.4
      Hambrecht & Quist Group                       !        US         8,500   168,938      1.0
      Nomura Securities Co., Ltd.                            JPN       10,000   165,304      1.0
      Daiwa Securities Co., Ltd.                             JPN       14,000   151,411      0.9
      Nikko Securities Co., Ltd.                             JPN       15,000   143,762      0.9
      Yamaichi Securities Co., Ltd.                          JPN       22,000   122,641      0.8
      Dongwon Securities Co.                                 KOR        3,500    54,794      0.3
                                                                              ----------
                                                                              1,201,362
                                                                              ----------
      OTHER FINANCIAL (6.6%)
      Banco LatinoAmericano de Exportaciones S.A.   T        PAN        7,200   376,200      2.3
      (Bladex) "E"
      Shohkoh Fund                                           JPN        1,200   252,176      1.5
      Investors Financial Services Corp.                     US         7,000   181,125      1.1
      Transaction Network Service                   !        US        11,050   150,556      0.9
      JACCS Co., Ltd.                                        JPN       16,000   127,178      0.8
                                                                              ----------
                                                                              1,087,235
                                                                              ----------
      INVESTMENT MANAGEMENT (6.0%)
      Invesco PLC:                                           UK                              2.5
           ADR                                      T                   9,000   336,375
           Common                                                      23,300    88,143
      Alliance Capital Management L.P.                       US        14,200   395,825      2.4
      Franklin Resources, Inc.                               US         2,500   176,250      1.1
                                                                              ----------
                                                                                996,593
                                                                              ----------
      REAL ESTATE (2.5%)
      Alexander Haagen Properties, Inc.                      US        15,400   227,150      1.4
      Beacon Properties Corp.                                US         5,500   161,563      1.0
      Tornet Fastighets AB                          !        SWDN       1,700    21,621      0.1
                                                                              ----------
                                                                                410,334
                                                                              ----------
      INSURANCE - MULTI-LINE
      (2.3%)
      Corporacion Mapfre                                     SPN        4,000   197,601      1.2
      Axa Group                                              FR         2,940   183,689      1.1
                                                                              ----------
                                                                                381,290
                                                                              ----------



-------------------------------------------------------------------------------------------------
                                                                                Value   % of Net
      Equity Investments                                     Country  Shares  (Note 1)   Assets
      -------------------------------------------------------------------------------------------
      TELECOM - OTHER (1.6%)
      Gilat Satellite Networks Ltd.                 ! T      ISRL       9,000   175,500      1.1
      Olivetti Group                                !        ITLY     303,000    87,956      0.5
                                                                              ----------
                                                                                263,456
                                                                              ----------
      CABLE TELEVISION (1.0%)
      Matav-Cable Systems Media Ltd. - ADR          ! T      ISRL      11,000   166,375      1.0

      CONGLOMERATE (0.5%)
      First National Bank Holdings Ltd.             !        SAFR      14,000    76,882      0.5

      TOTAL EQUITY INVESTMENTS
                                                                              -------------------
       (cost $14,352,751)                                                     15,742,579    95.6
                                                                              -------------------
                                                                      No. of    Value   % of Net
      Rights                                                 Country  Rights  (Note 1)   Assets
      -------------------------------------------------------------------------------------------

      Security Bank Corp. Rights, expire 12/19/96   !        PHIL      28,000    25,610      0.1
           Banks-Money Center
       (cost $28,521)
                                                                      No. of    Value   % of Net
      Warrants                                               Country Warrants (Note 1)   Assets
      -------------------------------------------------------------------------------------------

      Peregrine Investment Holdings Ltd. Warrants,  !        HK        24,500     4,595      0.0
      expire 5/15/98
           Securities Broker
       (cost $0)
                                                                                Value   % of Net
      Repurchase Agreement                                                    (Note 1)   Assets
      -------------------------------------------------------------------------------------------

      Dated October 31, 1996, with State Street                                 523,081      3.2
      Bank & Trust Co., due November 1, 1996,  for an effective  yield of 5.55%, collateralized by $510,000 U.S. Treasury Bonds, 7.125% due 2/15/23 (market value of collateral is $538,660, including accrued interest).
       (cost $523,081)


      -------------------------------------------------------------------------------------------
      TOTAL INVESTMENTS
       (cost $14,904,353) *                                                   16,295,865    98.9
      Other Assets and Liabilities                                               177,412     1.1
      ------------------------------------------------------------------------==========---------
      NET ASSETS                                                             $16,473,277   100.0
      ===========================================================================================


    % Security denominated in Great Britain Pounds.
    T U.S. currency denominated.
    ! Non-income producing security.
    ) Security exempt from registration under Rule 144A of the Securities Act of
      1933.  These  securities  may  be  resold  in  transactions   exempt  from
      registration, normally to qualified institutional buyers.
    * For Federal income tax purposes, cost is $15,004,209 and appreciation (depreciation) is as follows:

                                   Unrealized appreciation:          $1,748,260
                                   Unrealized depreciation:            (456,604)
                                                                     ---------
                                   Net unrealized                    $1,291,656
                                   appreciation:
                                                                     =========
Abbreviations:
ADR   --American Depository
      Receipt
GDR   --Global Depository Receipt



      The Portfolio's Portfolio of Investments at October 31, 1996, was concentrated in the following countries:

                                                     Percentage of Net Assets-D
                                                  ------------------------------------
                                                               Fixed Income,
                                                             Rights & Short-term
                  Country  (Country                 Equity    Warrants & Other    Total
                  Code/Currency Code)
                                                  -------------------------------------

      Australia                     (AUSL/AUD)           0.7                        0.7
      Canada                         (CAN/CAD)           4.4                        4.4
      Chile                         (CHLE/CLP)           1.5                        1.5
      Croatia                        (CRT/HRK)           2.4                        2.4
      Denmark                        (DEN/DKK)           6.7                        6.7
      France                          (FR/FRF)           1.1                        1.1
      Hong Kong                       (HK/HKD)           4.0                        4.0
      Indonesia                     (INDO/IDR)           0.9                        0.9
      Ireland                        (IRE/IEP)           3.8                        3.8
      Israel                        (ISRL/ILS)           3.4                        3.4
      Italy                         (ITLY/ITL)           0.5                        0.5
      Japan                          (JPN/JPY)          10.5                       10.5
      Korea                          (KOR/KRW)           0.8                        0.8
      Mexico                         (MEX/MXN)           0.7                        0.7
      Norway                         (NOR/NOK)           1.1                        1.1
      Panama                         (PAN/PND)           2.3                        2.3
      Philippines                   (PHIL/PHP)           0.8     0.1                0.9
      South Africa                  (SAFR/ZAR)           1.1                        1.1
      Spain                          (SPN/ESP)           1.2                        1.2
      Sweden                        (SWDN/SEK)           3.3                        3.3
      Thailand                      (THAI/THB)           1.6                        1.6
      United Kingdom                  (UK/GBP)           3.7                        3.7
      United States & Other           (US/USD)          37.3              4.3      41.6
      Uruguay                       (URGY/UYP)           1.8                        1.8
                                                   =====================================
      Total                                             95.6     0.1      4.3     100.0
                                                   =====================================

    D Percentages indicated are based on net assets of $16,473,277.

                                        GLOBAL INFRASTRUCTURE PORTFOLIO

                                           PORTFOLIO OF INVESTMENTS
                                               October 31, 1996


----------------------------------------------------------------------------------------------------------
                                                                                        Value    % of Net
      Equity Investments                                         Country   Shares     (Note 1)    Assets
      ----------------------------------------------------------------------------------------------------

      ENERGY (31.0%)
      Edison S.p.A.                                              ITLY        450,000   2,682,589      2.9
           ELECTRICAL & GAS UTILITIES
      Compania Boliviana de Energia Electrica           T        BOL          62,300   2,632,175      2.9
           ELECTRICAL & GAS UTILITIES
      Companhia Energetica de Minas Gerais (Cemig)      T        BRZL         81,174   2,536,688      2.8
      - ADR
           ELECTRICAL & GAS UTILITIES
      Enron Global Power & Pipelines L.L.C.                      US           90,000   2,531,250      2.8
           ELECTRICAL & GAS UTILITIES
      IES Industries, Inc.                                       US           81,000   2,490,750      2.7
           ELECTRICAL & GAS UTILITIES
      Empresa Nacional de Electridad S.A. - ADR         T        SPN          40,000   2,460,000      2.7
           ELECTRICAL & GAS UTILITIES
      EVN Energie-Versorgung Niederoesterreich AG                ASTRI        16,800   2,279,651      2.5
           ELECTRICAL & GAS UTILITIES
      Hub Power Co.                                     !        PAK       2,400,000   2,053,897      2.2
           ELECTRICAL & GAS UTILITIES
      BSES Ltd.                                                  IND                                  2.1
           ELECTRICAL & GAS UTILITIES
           GDR                                          ! T                   80,600   1,491,100
           Reg. S GDR                                   ! T                   24,400     451,400
      Capex S.A.                                                 ARG         260,000   1,885,377      2.1
           ELECTRICAL & GAS UTILITIES
      Korea Electric Power Corp.:                                KOR                                  1.7
           ELECTRICAL & GAS UTILITIES
           Common                                                             31,000     914,199
           ADR                                          T                     38,000     684,000
      MetroGas S.A. - ADR                               T        ARG         100,000     925,000      1.0
           ELECTRICAL & GAS UTILITIES
      AES China Generating Co., Ltd.                    !        US           54,100     723,588      0.8
      "A"
           ELECTRICAL & GAS UTILITIES
      Hafslund  ASA "A"                                          NOR          80,800     633,467      0.7
           ELECTRICAL & GAS UTILITIES
      Edelnor S.A. "B"                                           PERU        490,200     532,000      0.6
           ELECTRICAL & GAS UTILITIES
      Metzler Group, Inc.                               !        US           21,400     498,888      0.5
           ENERGY EQUIPMENT & SERVICES
                                                                                     ------------
                                                                                      28,406,019
                                                                                     ------------


----------------------------------------------------------------------------------------------------------
                                                                                        Value    % of Net
      Equity Investments                                         Country   Shares     (Note 1)    Assets
      ----------------------------------------------------------------------------------------------------


      SERVICES (27.2%)
      Mannesmann AG                                              GER           7,500   2,913,969      3.2
           WIRELESS COMMUNICATIONS
      Tranz Rail Holdings Ltd. - ADR                    ! T      NZ          147,200   2,410,400      2.6
           TRANSPORTATION - ROAD & RAIL
      DDI Corp.                                                  JPN             295   2,217,753      2.4
           WIRELESS COMMUNICATIONS
      Telefonica de Espana - ADR                        T        SPN          34,000   2,048,500      2.2
           TELEPHONE NETWORKS
      SPT Telecom                                       !        CZCH         19,000   2,034,175      2.2
           TELEPHONE NETWORKS
      Hellenic Telecommunications - 144A                )        GREC        110,000   1,944,713      2.1
           TELEPHONE NETWORKS
      Philippine Long Distance Telephone Co. - ADR      T        PHIL         30,000   1,796,250      2.0
           TELEPHONE NETWORKS
      ABC Rail Products Corp.                           !        US          115,100   1,740,888      1.9
           TRANSPORTATION - ROAD & RAIL
      Canadian National Railway Co.                     T        CAN          60,900   1,674,750      1.8
           TRANSPORTATION - ROAD & RAIL
      Paging Network, Inc.                              !        US           97,000   1,661,125      1.8
           WIRELESS COMMUNICATIONS
      PT Indonesia Satellite (Indosat)  - ADR           T        INDO         40,000   1,205,000      1.3
           TELEPHONE - LONG DISTANCE
      Portugal Telecom S.A. - ADR                       T        PORT         43,000   1,112,625      1.2
           TELEPHONE - REGIONAL/LOCAL
      CPT Telefonica Del Peru, S.A. - ADR               T        PERU         40,900     843,563      0.9
           TELEPHONE NETWORKS
      Centennial Cellular Corp. "A"                     !        US           50,000     643,750      0.7
           WIRELESS COMMUNICATIONS
      Pakistan Telecommunications Co., Ltd.:                     PAK                                  0.6
           TELEPHONE NETWORKS
           GDR                                          ! T                    4,892     366,900
           New Voucher                                  !                      2,800     226,348
      Korea Mobile Telecom                                       KOR             290     298,535      0.3
           WIRELESS COMMUNICATIONS
                                                                                     ------------
                                                                                      25,139,244
                                                                                     ------------


----------------------------------------------------------------------------------------------------------
                                                                                        Value    % of Net
      Equity Investments                                         Country   Shares     (Note 1)    Assets
      ----------------------------------------------------------------------------------------------------

      MATERIALS/BASIC INDUSTRY (17.3%)
      La Cementos Nacional, C.A. 144A - GDR             ) !T     ECDR         15,060   3,027,060      3.3
           CEMENT
      Giant Cement Holding, Inc.                        !        US          179,800   2,697,000      2.9
           CEMENT
      RMI Titanium Co.                                  !        US          106,600   2,571,725      2.8
           METALS - NON-FERROUS
      Northwest Pipe Co.                                !        US          127,500   2,199,375      2.4
           METALS - STEEL
      PT Bakrie and Brothers                                     INDO      1,170,000   1,733,668      1.9
           BUILDING MATERIALS &
      COMPONENTS
      Hylsamex, S.A. de C.V.  144A -  ADR               ) T      MEX          75,000   1,612,500      1.8
           METALS - STEEL
      Cimpor-Cimentos de Portugal S.A.                           PORT         45,900     965,100      1.1
           CEMENT
      Siam Cement Co., Ltd. - Foreign                            THAI         28,000     957,866      1.0
           CEMENT
      HI Cement Corp.                                   !        PHIL        439,000     135,514      0.1
           CEMENT
                                                                                     ------------
                                                                                      15,899,808
                                                                                     ------------

      CAPITAL GOODS (13.0%)
      Tadiran Telecommunications Ltd.                   !T       ISRL        130,000   2,990,000      3.3
           TELECOM EQUIPMENT
      ABB AB "B"                                                 SWDN         22,000   2,456,172      2.7
           ELECTRICAL PLANT/EQUIPMENT
      United Engineers Ltd.                                      MAL         270,000   2,137,767      2.3
           CONSTRUCTION
      Caterpillar, Inc.                                          US           30,000   2,058,750      2.2
           MACHINERY & ENGINEERING
      KCI Konecranes International                      !        FIN          42,660   1,148,596      1.3
           MACHINERY & ENGINEERING
      C & P Homes, Inc.                                          PHIL      1,497,300     684,739      0.7
           CONSTRUCTION
      Cheung Kong Infrastructure                                 HK          264,000     491,690      0.5
           CONSTRUCTION
                                                                                     ------------
                                                                                      11,967,714
                                                                                     ------------


----------------------------------------------------------------------------------------------------------
                                                                                        Value    % of Net
      Equity Investments                                         Country   Shares     (Note 1)    Assets
      ----------------------------------------------------------------------------------------------------


      TECHNOLOGY (2.7%)
      DSP Communications, Inc.                          !        US           65,900   2,504,200      2.7
           TELECOM TECHNOLOGY
                                                                                     ------------


      MULTI-INDUSTRY/MISCELLANEOUS
      (1.6%)
      E.R.G. Ltd.                                                AUSL      1,503,378   1,476,819      1.6
           MULTI-INDUSTRY
                                                                                     ------------

      TOTAL EQUITY INVESTMENTS
                                                                                     ---------------------
       (cost $75,266,645)                                                             85,393,804     92.8
                                                                                     ---------------------
                                                                                        Value    % of Net
      Repurchase Agreement                                                            (Note 1)    Assets
      ----------------------------------------------------------------------------------------------------

      Dated October 31, 1996, with State Street Bank &                                 6,217,958      6.8
      Trust  Co.,  due  November  1,  1996,  for an  effective  yield  of  5.55%
      collateralized  by  $5,685,000  U.S.  Treasury  Bond,  7.875% due 11/15/07
      (market value of collateral is $6,347,502, including accrued interest).
       (cost $6,217,958)


      ----------------------------------------------------------------------------------------------------
      TOTAL INVESTMENTS
       (cost $81,484,603) *                                                           91,611,762     99.6
      Other Assets and Liabilities                                                       412,796      0.4
      -------------------------------------------------------------------------------============---------
      NET ASSETS                                                                     $92,024,558    100.0
      ====================================================================================================



    ! Non-income producing security.
    T U.S. currency denominated.
    ) Security exempt from registration under Rule 144A of the Securities Act of
      1933.  These  securities  may  be  resold  in  transactions   exempt  from
      registration, normally to qualified institutional buyers.
    * For Federal  income tax purposes,  cost is  $81,484,603  and  appreciation
      (depreciation) is as follows:

                                        Unrealized appreciation:         $15,411,502
                                        Unrealized depreciation:         (5,284,343)
                                                                         ------------
                                        Net unrealized appreciation:     $10,127,159
                                                                         ============
Abbreviations:
ADR   --American Depository Receipt
GDR   --Global Depository Receipt




      The Portfolio's Portfolio of Investments at October 31, 1996, was concentrated in the following countries:

                                                                    Percentage of Net Assets-D
                                                        --------------------------------------------------
                                                                    Fixed Income,
                                                                 Rights  Short-term
                                                                    &
      COUNTRY                                 (COUNTRY   Equity  Warrants  & Other      Total
                                         CODE/CURRENCY
                                                  CODE)
                                        ---------------------------------------------------------


      Argentina                               (ARG/ARS)      3.1                             3.1
      Australia                              (AUSL/AUD)      1.6                             1.6
      Austria                               (ASTRI/ATS)      2.5                             2.5
      Bolivia                                 (BOL/BOL)      2.9                             2.9
      Brazil                                 (BRZL/BRL)      2.8                             2.8
      Canada                                  (CAN/CAD)      1.8                             1.8
      Czech Republic                         (CZCH/CSK)      2.2                             2.2
      Ecuador                                (ECDR/ECS)      3.3                             3.3
      Finland                                 (FIN/FIM)      1.3                             1.3
      Germany                                 (GER/DEM)      3.2                             3.2
      Greece                                 (GREC/GRD)      2.1                             2.1
      Hong Kong                                (HK/HKD)      0.5                             0.5
      India                                   (IND/INR)      2.1                             2.1
      Indonesia                              (INDO/IDR)      3.2                             3.2
      Israel                                 (ISRL/ILS)      3.3                             3.3
      Italy                                  (ITLY/ITL)      2.9                             2.9
      Japan                                   (JPN/JPY)      2.4                             2.4
      Korea                                   (KOR/KRW)      2.0                             2.0
      Malaysia                                (MAL/MYR)      2.3                             2.3
      Mexico                                  (MEX/MXN)      1.8                             1.8
      New Zealand                              (NZ/NZD)      2.6                             2.6
      Norway                                  (NOR/NOK)      0.7                             0.7
      Pakistan                                (PAK/PKR)      2.8                             2.8
      Peru                                   (PERU/PES)      1.5                             1.5
      Philippines                            (PHIL/PHP)      2.8                             2.8
      Portugal                               (PORT/PTE)      2.3                             2.3
      Spain                                   (SPN/ESP)      4.9                             4.9
      Sweden                                 (SWDN/SEK)      2.7                             2.7
      Thailand                               (THAI/THB)      1.0                             1.0
      United States & Other                    (US/USD)     24.2                 7.2        31.4
                                                        =========================================
      Total                                                 92.8     0.0         7.2       100.0
                                                        =========================================

    D Percentages indicated are based on net assets of $92,024,558.


                 Forward Foreign Currency Contracts Outstanding
                                October 31, 1996

                                                                            Market
                                                                            Value          Contract       Delivery       Unrealized
Contracts to Sell:                                                       (U.S. Dollars)     Price          Date         Appreciation
------------------                                                       --------------     -----          ----         ------------

Deutsche Marks..........................................................    1,720,879      1.46900        11/29/96        $49,033
Japanese Yen  ..........................................................      339,752    106.30000        11/12/96         23,748
Japanese Yen  ..........................................................      291,769    110.00000        01/07/97          6,958
                                                                            ---------                                     -------
     Total Contracts to Sell (Receivable amount $2,432,139).............    2,352,400                                      79,739
                                                                            ---------                                     -------
THE VALUE OF CONTRACTS TO SELL AS PERCENTAGE OF NET ASSETS IS 2.55%
     Total Open Forward Foreign Currency Contracts......................                                                  $79,739
                                                                                                                          =======
_______________
See Note 1 to the financial statements.



The accompanying notes are an integral part of the financial statements.

                                        GLOBAL NATURAL RESOURCES PORTFOLIO

                                             Portfolio of Investments
                                                 October 31, 1996


--------------------------------------------------------------------------------------------------------------
                                                                                            Value    % of Net
      Equity Investments                                              Country   Shares    (Note 1)    Assets
      --------------------------------------------------------------------------------------------------------


      ENERGY EQUIPMENT & SERVICES (26.8%)
      Veritas DGC, Inc.                                               US                                    5.6
         Common                                               !                  158,200  $3,243,100
         Common                                               ! #                157,200   3,048,557
      Rowan Cos., Inc.                                        !       US         165,900   3,712,013        3.3
      Energy Ventures, Inc.                                   !       US          81,300   3,577,200        3.2
      Western Atlas, Inc.                                     !       US          49,900   3,461,813        3.1
      Global Marine, Inc.                                     !       US         179,900   3,305,663        3.0
      Seacor Holdings, Inc.                                   !       US          59,100   3,191,400        2.8
      Input/Output, Inc.                                      !       US          84,700   2,519,825        2.3
      Tuboscope Vetco International Corp.                     !       US         119,100   1,816,275        1.6
      Reading & Bates Corp.                                   !       US          43,000   1,236,250        1.1
      Weatherford Enterra, Inc.                               !       US          32,300     936,700        0.8
                                                                                         ------------
                                                                                          30,048,796
                                                                                         ------------
      OIL (25.8%)
      Ente Nazionale Idrocarburi (ENI) S.p.A. - ADR           T       ITLY       147,700   7,015,750        6.3
      Benton Oil & Gas Co.                                    !       US         149,800   3,670,100        3.3
      Abacan Resource Corp.                                   !       CAN        475,900   3,602,883        3.2
      Cooper Cameron Corp.                                    !       US          53,200   3,398,150        3.0
      Rutherford-Moran Oil Corp.                              !       US          91,600   2,725,100        2.4
      BJ Services Co.                                         !       US          47,000   2,109,125        1.9
      Petroleum Securities Australia Ltd.                             AUSL                                  1.5
         Common                                               !                  248,137   1,014,329
         ADR                                                  !T                  32,000     652,000
      Basic Petroleum International Ltd.                      !       US          52,800   1,610,400        1.4
      Canadian 88 Energy Corp.                                !       CAN        346,200   1,471,873        1.3
      HarCor Energy, Inc.                                     !       US         239,900   1,229,488        1.1
      Petroleo Brasileiro S.A. (Petrobras) Preferred          !       BRZL     3,750,000     485,496        0.4
                                                                                         ------------
                                                                                          28,984,694
                                                                                         ------------
      GOLD (12.4%)
      Bre-X Minerals Ltd.                                     !       CAN        191,700   3,202,864        2.9
      Greenstone Resources Ltd.                               !       CAN        219,400   2,781,980        2.5
      Meridian Gold, Inc.                                     !       CAN        564,000   2,439,919        2.2
      Getchell Gold Corp.                                     !       US          45,800   2,038,100        1.8
      Oryx Gold Holdings Ltd.                                 !       SAFR       824,300   1,300,879        1.2
      Asquith Resources, Inc.                                 !       CAN        487,400     908,854        0.8
      HJ Joel Mining Co., Ltd.                                !       SAFR       549,900     603,964        0.5
      Arian Resources Corp.                                   !T      CAN        200,000     290,000        0.3
      Arizona Star Resource Corp.                             !       CAN         16,200      97,270        0.1
      Bema Gold Corp.                                         !       CAN         10,900      65,447        0.1
      Bro-X Minerals Ltd.                                     !       CAN         19,070      55,473        -
                                                                                         ------------
                                                                                          13,784,750
                                                                                         ------------
      GAS PRODUCTION & DISTRIBUTION (11.8%)
      Atwood Oceanics, Inc.                                   !       US          63,000   3,496,500        3.1
      Triton Energy Ltd.                                      !       US          71,400   3,186,225        2.9
      Chesapeake Energy Corp.                                 !       US          54,600   3,180,450        2.8
      Enterprise Oil PLC                                              UK         247,700   2,242,842        2.0
      Falcon Drilling Co., Inc.                               !       US          33,000   1,167,375        1.0
                                                                                         ------------
                                                                                          13,273,392
                                                                                         ------------
      CHEMICALS (4.7%)
      Monsanto Co.                                                    US          77,300   3,063,013        2.7
      Cytec Industries, Inc.                                  !       US          61,800   2,209,350        2.0
                                                                                         ------------
                                                                                           5,272,363
                                                                                         ------------


--------------------------------------------------------------------------------------------------------------
                                                                                            Value    % of Net
      Equity Investments                                              Country   Shares    (Note 1)    Assets
      --------------------------------------------------------------------------------------------------------


      METALS - STEEL (4.7%)
      UCAR International, Inc.                                !       US          70,900   2,773,963        2.5
      SGL Carbon AG                                                   GER         22,100   2,489,791        2.2
                                                                                         ------------
                                                                                           5,263,754
                                                                                         ------------
      METALS - NON-FERROUS (2.5%)
      PT Tambang Timah:                                               INDO                                  1.6
        144A GDR                                              ) T                 97,200   1,484,730
        Reg. S GDR                                            S T                 20,000     305,500
      International Curator Resources Ltd.                    !       CAN        100,000     950,996        0.9
                                                                                         ------------
                                                                                           2,741,226
                                                                                         ------------
      ENERGY SOURCES (1.9%)
      Transocean Offshore, Inc.                               !       US          33,300   2,106,225        1.9

      Misc. Materials & Commodities (1.6%)
      Aber Resources Ltd.                                     !       CAN         88,200   1,374,938        1.2
      Yamana Resources, Inc.                                  !       US         162,400     442,127        0.4
                                                                                         ------------
                                                                                           1,817,065
                                                                                         ------------
      TRANSPORTATION - SHIPPING (1.1%)
      Trico Marine Services, Inc.                             !       US          36,200   1,276,050        1.1

      MISCELLANEOUS (1.1%)
      Orogen Minerals Ltd. - 144A ADR                         ) ! T   AUSL        82,000   1,230,000        1.1

      TOTAL EQUITY INVESTMENTS
                                                                                         ---------------------
       (cost $90,052,470)                                                                105,798,315       94.4
                                                                                         ---------------------



--------------------------------------------------------------------------------------------------------------
                                                                                            Value    % of Net
      Equity Investments                                              Country   Shares    (Note 1)    Assets
      --------------------------------------------------------------------------------------------------------


                                                                                No. of      Value    % of Net
      Warrants                                                        Country  Warrants   (Note 1)    Assets
      --------------------------------------------------------------------------------------------------------

      Yamana Resources, Inc. Warrants, expire 12/31/98        !       US          81,200      85,393        0.1
           Misc. Materials & Commodities
      Arian Resources Corp. Warrants, expire 3/29/97          ! T     CAN        100,000           -        -
           Gold
      TOTAL WARRANTS
                                                                                         ---------------------
       (cost $65,108)                                                                         85,393        0.1
                                                                                         ---------------------
                                                                                                     % of Net
      Repurchase Agreement                                                                  Value     Assets
      --------------------------------------------------------------------------------------------------------

      Dated October 31,  1996,  with State Street Bank & Trust Co., due November           5,576,860       5.0
       1, 1996,  for an effective  yield of 5.55%,  collateralized by $5,390,000
       U.S.  Treasury  Bonds,  7.125% due 2/15/23 (market value of collateral is
       $5,692,896, including accrued interest). (cost $5,576,860)


      --------------------------------------------------------------------------------------------------------
      TOTAL INVESTMENTS
       (cost $95,694,438) *                                                              111,460,568       99.5
      Other Assets and Liabilities                                                           588,090        0.5
      -----------------------------------------------------------------------------------============----------
      NET ASSETS                                                                         $112,048,658     100.0
      =========================================================================================================



    # Security is denominated in Canadian Dollars.
    ! Non-income producing security.
    T U.S. currency denominated.
    ) Security exempt from registration under Rule 144A of the Securities Act of
      1933.  These  securities  may  be  resold  in  transactions   exempt  from
      registration,  normally to qualified institutional buyers.
    S Security issued under  Regulation S. Rule 144A and additional restrictions may apply in the resale of such securities.
    * For Federal  income tax purposes,  cost is  $96,324,663  and  appreciation
      (depreciation) is as follows:

                                            Unrealized appreciation:           $16,474,023
                                            Unrealized depreciation:           (1,338,118)
                                                                               ----------
                                            Net unrealized appreciation:       $15,135,905
                                                                               ==========
Abbreviations:
ADR   --American Depository Receipt
GDR   --Global Depository Receipt


      The Portfolio's Portfolio of Investments at October 31, 1996, was concentrated in the following countries:


                                                                Percentage of Net Assets-D
                                                              ------------------------------------------------
                                                                        Fixed Income,
                                                                      Rights & Short-term
          Country (Country Code/Currency Code)                Equity   Warrants  & Other     Total
                                                              ---------------------------------------


      Australia                         (AUSL/AUD)                  2.6                            2.6
      Brazil                            (BRZL/BRL)                  0.4                            0.4
      Canada                             (CAN/CAD)                 15.5                           15.4
      Germany                            (GER/DEM)                  2.2                            2.2
      Indonesia                         (INDO/IDR)                  1.6                            1.6
      Italy                             (ITLY/ITL)                  6.3                            6.3
      South Africa                      (SAFR/ZAR)                  1.7                            1.7
      United Kingdom                      (UK/GBP)                  2.0                            2.0
      United States & Other               (US/USD)                 62.1      0.1       5.5        67.8
                                                              =======================================
      Total                                                        94.4      0.1       5.5       100.0
                                                              =======================================

    D Percentages indicated are based on net assets of $112,048,658.


                                          Forward Foreign Currency Contracts Outstanding
                                                         October 31, 1996


                                                                      Market
                                                                        Value         Contract       Delivery    Unrealized
Contracts to Sell:                                                (U.S. Dollars)      Price           Date     Appreciation
------------------                                                 --------------      -----           ----     ------------

Deutsche Marks .................................................      529,501        1.46900        11/29/96       $15,087
                                                                      -------        -------        --------       -------
   Total Contracts to sell (Receivable amount $544,588) ........      529,501                                       15,087
                                                                      -------                                       ------
THE VALUE OF CONTRACTS TO SELL AS PERCENTAGE OF NET ASSETS IS 0.47%.
   Total Open Forward Foreign Currency Contracts...............                                                     15,087
                                                                                                                    ======

_____________________
See Note 1 to the financial statements.








    The accompanying notes are an integral part of the financial statements.


------------------------------------------------------------------------------------------------------------------------
              GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                    STATEMENT OF ASSETS AND LIABILITIES

                              October 31, 1996

------------------------------------------------------------------------------------------------------------------------

Assets:
          Investments in securities, at value (cost $156,514,774) (Note 1)                                $165,777,735
          Repurchase agreement, at value and cost (Note 1)                                                  10,575,630
          U.S. currency                                                              $         589
          Foreign currencies (cost $229)                                                       244                 833
          Receivable for securities sold                                                                       160,000
          Dividends and dividend withholding tax reclaims receivable                                            54,386
          Receivable for forward foreign currency contracts - closed (Note 1)                                    1,301
          Cash held as collateral for securities loaned (Note 1)                                            10,659,295
                                                                                                          ------------
             Total assets                                                                                  187,229,180
                                                                                                          ------------
Liabilities:
          Payable for securities purchased                                                                   6,154,529
          Payable for investment management and administration fees (Note 2)                                   102,601
          Payable for professional fees                                                                          7,929
          Payable for Trustees' fees and expenses (Note 2)                                                       3,673
          Payable for printing and postage expenses                                                              3,200
          Payable for custodian fees (Note 1)                                                                    2,063
          Other accrued expenses                                                                                 3,008
          Collateral for securities loaned (Note 1)                                                         10,659,295
                                                                                                          ------------
             Total liabilities                                                                              16,936,298
                                                                                                          ------------
Net assets                                                                                                $170,292,882
                                                                                                          ============
Net assets consist of:
          Paid in capital (Note 2)                                                                        $151,926,976
          Accumulated net investment income                                                                    234,342
          Accumulated net realized gain on investments and foreign currency                                  8,868,716
          transactions
          Net unrealized depreciation on translation of assets and liabilities in                                 (113)
          foreign currencies
          Net unrealized appreciation of investments                                                         9,262,961
                                                                                                          ============
Total - representing net assets applicable to shares of beneficial interest                               $170,292,882
outstanding                                                                                               ============


    The accompanying notes are an integral part of the financial statements.

------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------
                 GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                             STATEMENT OF OPERATIONS
                           Year ended October 31, 1996

------------------------------------------------------------------------------------------------------------------------

Investment income: (Note 1)
          Dividend income (net of foreign withholding tax of $6,469)                                     $     359,427
          Interest income                                                                                      286,745
                                                                                                          ------------
             Total investment income                                                                           646,172
                                                                                                          ------------

Expenses:
          Investment management and administration fees (Note 2)                                               422,640
          Custodian fees (Note 1)                                                                               54,316
          Legal fees                                                                                             4,026
                                                                                                          ------------
             Total expenses before reductions                                                                  480,982
                                                                                                          ------------
                 Expense reductions (Notes 1 & 4)                                                              (62,446)
                                                                                                          ------------
             Total net expenses                                                                                418,536



                                     Page 1




Net investment income                                                                                          227,636
                                                                                                          ------------
Net realized and unrealized gain on investments and foreign currencies: (Note 1)
          Net realized gain on investments                                           $   8,408,399
          Net realized gain on foreign currency transactions                                64,343
                                                                                       -----------
             Net realized gain during the year                                                               8,472,742
          Net change in unrealized depreciation on translation of
          assets and liabilities in foreign currencies                                      (7,034)
          Net change in unrealized appreciation of investments                           8,880,649
                                                                                       -----------
             Net unrealized appreciation during the year                                                     8,873,615
                                                                                                          ------------
Net realized and unrealized gain on investments and foreign currencies                                      17,346,357
                                                                                                          ------------
Net increase in net assets resulting from operations                                                       $17,573,993
                                                                                                          ============



    The accompanying notes are an integral part of the financial statements
------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------
                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                       STATEMENT OF CHANGES IN NET ASSETS

------------------------------------------------------------------------------------------------------------------------

                                                                                     Year ended            Year ended
                                                                                  October 31, 1996      October 31, 1995
                                                                                  ----------------      ----------------

Increase in net assets
Operations:
     Net investmnebnt income                                                              $227,636                $6,706
     Net realized gain on investments and foreign currency transactons                   8,472,742               395,974
     Net change in unrealized appreciation (depreciation) on translation of
     assets and liabilities in foreign currencies                                           (7,034)                6,921
     Net change in unrealized appreciation of investments                                8,880,649               382,312
                                                                                       -----------            ----------
       Net increase in net assets resulting from operations                             17,573,993               791,913
Beneficial interest transactions: (Note 2)
     Contributions                                                                     176,533,504             6,002,349
     Withdrawals                                                                       (30,316,869)             (392,108)
                                                                                       -----------            ----------
       Net increase from beneficial interest transactions                              146,216,635             5,610,241
                                                                                       -----------            ----------
Total increase in net assets                                                           163,790,628             6,402,154
Net assets:
     Beginning of year                                                                   6,502,254               100,100
                                                                                       -----------             ---------
     End of year                                                                      $170,292,882            $6,502,254
                                                                                      ============            ==========


    The accompanying notes are an integral part of the financial statements.


------------------------------------------------------------------------------------------------------------------------




                                     Page 2



------------------------------------------------------------- ---------------------------
                 GLOBAL FINANCIAL SERVICES PORTFOLIO

                 STATEMENT OF ASSETS AND LIABILITIES

                           October 31, 1996

-----------------------------------------------------------------------------------------

Assets:
          Investments in securities, at value (cost $14,381,272) (Note 1)        $15,772,784
          Repurchase agreement, at value and cost (Note 1)                           523,081
          U.S. currency                                      $         559
          Foreign currencies (cost $367,172)                       370,106           370,665
          Receivable for securities sold                                             313,698
          Dividends and dividend withholding tax reclaims receivable                  18,230
          Cash held as collateral for securities loaned (Note                        805,810
          1)
                                                                                  -----------
             Total assets                                                         17,804,268
                                                                                  -----------
Liabilities:
          Payable for securities purchased                                           501,995
          Payable for professional fees                                                8,814
          Payable for printing and postage expenses                                    4,007
          Payable for Trustees' fees and expenses (Note 2)                             3,128
          Payable for custodian fees (Note 1)                                            272
          Other accrued expenses                                                       6,965
          Collateral for securities loaned (Note 1)                                  805,810
                                                                                  -----------
             Total liabilities                                                     1,330,991
                                                                                  -----------
                                                                                  ===========
Net assets                                                                        $16,473,277
                                                                                  ===========
Net assets consist of:
          Paid in capital (Note 2)                                                $13,348,556
          Accumulated net investment income                                          432,377
          Accumulated net realized gain on investments and foreign currency        1,293,202
          transactions
          Net unrealized appreciation on translation of assets and                     7,630
          liabilities in foreign currencies
          Net unrealized appreciation of investments                               1,391,512
                                                                                  ===========
Total - representing net assets applicable to shares of beneficial interest       $16,473,277
outstanding
                                                                                  ===========


   The accompanying  notes are an integral  part of the financial statements.

-----------------------------------------------------------------------------    ------------




-----------------------------------------------------------------------------    ------------
                 GLOBAL FINANCIAL SERVICES PORTFOLIO

                       STATEMENT OF OPERATIONS
                     Year ended October 31, 1996

-----------------------------------------------------------------------------    ------------

Investment income: (Note 1)
          Dividend income (net of foreign withholding tax of $14,755)       $        298,448
          Interest income                                                             82,401
                                                                                  -----------
             Total investment income                                                 380,849
                                                                                  -----------

                                     Page 1


Expenses:
          Investment management and administration fees (Note 2)                      99,991
          Custodian fees (Note 1)                                                      9,966
          Audit fees                                                                   6,916
          Legal fees                                                                   5,490
          Trustees' fees and expenses (Note 2)                                         5,490
          Other expenses                                                               1,464
                                                                                  -----------
             Total expenses before reductions                                        129,317
                                                                                  -----------
                 Expense reductions (Notes 1 & 4)                                    (10,706)
                                                                                  -----------
             Total net expenses                                                      118,611
                                                                                  -----------
Net investment income                                                                262,238
                                                                                  -----------
Net realized and unrealized gain on investments and foreign currencies: (Note 1)
          Net realized gain on investments                   $   1,705,569
          Net realized gain on foreign currency transactions        58,811
                                                                -----------
             Net realized gain during the year                                     1,764,380
          Net change in unrealized appreciation on translation      (6,352)
          of assets and liabilities in foreign currencies
          Net change in unrealized appreciation of investments     615,083
                                                                -----------
             Net unrealized appreciation during the year                             608,731
                                                                                  -----------
Net realized and unrealized gain on investments and foreign currencies             2,373,111
                                                                                  -----------
Net increase in net assets resulting from operations                              $2,635,349
                                                                                  ===========



    The accompanying  notes are an integral  part of the financial statements.
-----------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------
                   GLOBAL FINANCIAL SERVICES PORTFOLIO

                   STATEMENT OF CHANGES IN NET ASSETS

-----------------------------------------------------------------------------------------


                                                                Year ended        Year ended
                                                                 October 31,      October
                                                                    1996           31, 1995
                                                                --------------    -----------
Increase in net assets
Operations:
          Net investment income                                   $262,238          $183,834
          Net realized gain (loss) on investments and foreign    1,764,380          (438,738)
          currency transactions
          Net change in unrealized appreciation (depreciation)      (6,352)           13,973
          on translation of assets and liabilities in foreign
          currencies
          Net change in unrealized appreciation of investments     615,083           743,739
                                                                -----------       -----------
             Net increase in net assets resulting from           2,635,349           502,808
          operations
                                                                -----------       -----------
Beneficial interest transactions: (Note 2)
          Contributions                                         14,419,683         9,881,645
          Withdrawals                                          (10,375,099)       (5,766,944)
                                                                -----------       -----------
             Net increase from beneficial interest               4,044,584         4,114,701
          transactions
                                                                -----------       -----------
Total increase in net assets                                     6,679,933         4,617,509
Net assets:
          Beginning of year                                      9,793,344         5,175,835
                                                                ===========       ===========
          End of year                                           $16,473,277       $9,793,344
                                                                ===========       ===========



  The accompanying  notes are an integral  part of the financial statements.


-----------------------------------------------------------------------------------------


                                     Page 2




------------------------------------------------------------------------------------------------------------------------------------
                                  GLOBAL INFRASTRUCTURE PORTFOLIO

                                STATEMENT OF ASSETS AND LIABILITIES

                                         October 31, 1996

------------------------------------------------------------------------------------------------------------------------------------

Assets:
             Investments in securities, at value (cost $75,266,645) (Note 1)                                       $85,393,804
             Repurchase agreement, at value and cost (Note 1)                                                        6,217,958
             U.S. currency                                                             $               613
             Foreign currencies (cost $87,210)                                                      85,042              85,655
             Receivable for securities sold                                                                            447,146
             Receivable for open forward foreign currency contracts, net (Note 1)                                       79,739
             Dividends and dividend withholding tax reclaims receivable                                                 56,171
             Cash held as collateral for securities loaned (Note 1)                                                  7,455,555
                                                                                                               ----------------
                Total assets                                                                                        99,736,028
                                                                                                               ----------------
Liabilities:
             Payable for securities purchased                                                                          164,460
             Payable for investment management and administration fees (Note 2)                                         57,277
             Payable for professional fees                                                                              11,751
             Payable for custodian fees (Note 1)                                                                         9,020
             Payable for Trustees' fees and expenses (Note 2)                                                            4,272
             Payable for printing and postage expenses                                                                   4,250
             Other accrued expenses                                                                                      4,885
             Collateral for securities loaned (Note 1)                                                               7,455,555
                                                                                                               ----------------
                Total liabilities                                                                                    7,711,470
                                                                                                               ----------------
                                                                                                               ================
Net assets                                                                                                         $92,024,558
                                                                                                               ================
Net assets consist of:
             Paid in capital (Note 2)                                                                              $74,428,358
             Accumulated net investment income                                                                       2,196,262
             Accumulated net realized gain on investments and foreign currency transactions                          5,200,554
             Net unrealized appreciation on translation of assets and liabilities in foreign currencies                 72,225
             Net unrealized appreciation of investments                                                             10,127,159
                                                                                                               ================
Total - representing net assets applicable to shares of beneficial interest outstanding                            $92,024,558
                                                                                                               ================


    The accompanying notes are an integral part of the financial statements.


------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                         GLOBAL INFRASTRUCTURE PORTFOLIO

                             STATEMENT OF OPERATIONS
                           Year ended October 31, 1996

------------------------------------------------------------------------------------------------------------------------------------

Investment income: (Note 1)
             Dividend income (net of foreign withholding tax of $121,927)                                    $       1,455,213
             Interest income                                                                                           249,111
                                                                                                               ----------------
                Total investment income                                                                              1,704,324
                                                                                                               ----------------
Expenses:
             Investment management and administration fees (Note 2)                                                    635,456
             Custodian fees (Note 1)                                                                                    90,835

                                     Page 1

             Legal fees                                                                                                  5,490
             Trustees' fees and expenses (Note 2)                                                                        5,490
             Audit fees                                                                                                  4,453
             Insurance expenses                                                                                            234
             Other expenses                                                                                              1,464
                                                                                                               ----------------
                Total expenses before reductions                                                                       743,422
                                                                                                               ----------------
                    Expense reductions (Notes 1 & 4)                                                                   (98,566)
                                                                                                               ----------------
                Total net expenses                                                                                     644,856
                                                                                                               ----------------
Net investment income                                                                                                1,059,468
                                                                                                               ----------------
Net realized and unrealized gain on investments and foreign currencies: (Note 1)
             Net realized gain on investments                                          $         4,996,832
             Net realized gain on foreign currency transactions                                    311,306
                                                                                           ----------------
                Net realized gain during the year                                                                    5,308,138
             Net change in unrealized appreciation on translation of assets and                    (86,155)
             liabilities in foreign currencies
             Net change in unrealized appreciation of investments                                9,582,726
                                                                                           ----------------
                Net unrealized appreciation during the year                                                          9,496,571
                                                                                                               ----------------
Net realized and unrealized gain on investments and foreign currencies                                              14,804,709
                                                                                                               ----------------
Net increase in net assets resulting from operations                                                               $15,864,177
                                                                                                               ================




    The accompanying notes are an integral part of the financial statements.
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------

                         GLOBAL INFRASTRUCTURE PORTFOLIO

                       STATEMENT OF CHANGES IN NET ASSETS

------------------------------------------------------------------------------------------------------------------------------------


                                                                                             Year ended          Year ended
                                                                                             October 31,         October 31,
                                                                                                1996                1995
                                                                                           ----------------    ----------------
Increase in net assets
Operations:
             Net investment income                                                              $1,059,468          $1,012,280
             Net realized gain (loss) on investments and foreign currency transactions           5,308,138             (58,363)
             Net change in unrealized appreciation (depreciation) on translation of                (86,155)            157,236
             assets and liabilities in foreign currencies
             Net change in unrealized appreciation (depreciation) of investments                 9,582,726            (565,235)
                                                                                           ----------------    ----------------
                Net increase in net assets resulting from operations                            15,864,177             545,918
                                                                                           ----------------    ----------------
Beneficial interest transactions: (Note 2)
             Contributions                                                                      23,459,855          62,352,320
             Withdrawals                                                                       (33,309,402)        (27,995,100)
                                                                                           ----------------    ----------------
                Net increase (decrease) from beneficial interest transactions                   (9,849,547)         34,357,220
                                                                                           ----------------    ----------------
Total increase in net assets                                                                     6,014,630          34,903,138
Net assets:
             Beginning of year                                                                  86,009,928          51,106,790
                                                                                           ================    ================
             End of year                                                                       $92,024,558         $86,009,928
                                                                                           ================    ================


             The accompanying notes are an integral part of the financial statements.

------------------------------------------------------------------------------------------------------------------------------------



                                     Page 2




-------------------------------------------------------------------------------------- -- -----------------------
                       GLOBAL NATURAL RESOURCES PORTFOLIO

                      STATEMENT OF ASSETS AND LIABILITIES

                                October 31, 1996

-----------------------------------------------------------------------------------------------------------------

Assets:
           Investments in securities, at value (cost $90,117,578) (Note 1)                           $105,883,708
           Repurchase agreement, at value and cost (Note 1)                                             5,576,860
           U.S. currency                                                                                      610
           Receivable for securities sold                                                               4,361,795
           Receivable for open forward foreign currency contracts, net (Note 1)                            15,087
           Dividends and dividend withholding tax reclaims receivable                                       2,230
           Cash held as collateral for securities loaned (Note 1)                                       3,777,600
                                                                                                    -------------
              Total assets                                                                            119,617,890
                                                                                                    -------------
Liabilities:
           Payable for securities purchased                                                             3,692,099
           Payable for investment management and administration fees (Note 2)                              62,817
           Due to custodian                                                                                 8,709
           Payable for professional fees                                                                    8,004
           Payable for custodian fees (Note 1)                                                              5,312
           Payable for printing and postage expenses                                                        4,713
           Payable for Trustees' fees and expenses (Note 2)                                                 3,081
           Other accrued expenses                                                                           6,897
           Collateral for securities loaned (Note 1)                                                    3,777,600
                                                                                                   --------------
              Total liabilities                                                                         7,569,232
                                                                                                   --------------
Net assets                                                                                           $112,048,658
                                                                                                   ==============
Net assets consist of:
           Paid in capital (Note 2)                                                                   $90,821,556
           Accumulated net investment income                                                              649,078
           Accumulated net realized gain on investments and foreign currency                            4,795,019
           transactions
           Net unrealized appreciation on translation of assets and liabilities in                         16,875
           foreign currencies
           Net unrealized appreciation of investments                                                  15,766,130
                                                                                                   ==============
Total - representing net assets applicable to shares of beneficial interest outstanding              $112,048,658
                                                                                                   ==============


    The accompanying notes are an integral part of the financial statements.

-----------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------
                       GLOBAL NATURAL RESOURCES PORTFOLIO

                            STATEMENT OF OPERATIONS
                          Year ended October 31, 1996

-----------------------------------------------------------------------------------------------------------------

Investment income: (Note 1)
           Dividend income (net of foreign withholding tax of $14,864)                            $       279,542
           Interest income                                                                                103,047
                                                                                                   --------------
              Total investment income                                                                     382,589



                                     Page 1

                                                                                                   --------------
Expenses:
           Investment management and administration fees (Note 2)                                         425,745
           Custodian fees (Note 1)                                                                         42,780
           Audit fees                                                                                       7,686
           Trustees' fees and expenses (Note 2)                                                             5,490
           Legal fees                                                                                       5,070
           Other expenses                                                                                   1,374
                                                                                                   --------------
              Total expenses before reductions                                                            488,145
                                                                                                   --------------
                  Expense reductions (Notes 1 & 4)                                                        (61,692)
                                                                                                   --------------
              Total net expenses                                                                          426,453
                                                                                                   --------------
Net investment loss                                                                                       (43,864)
                                                                                                   --------------
Net realized and unrealized gain on investments and foreign currencies: (Note 1)
           Net realized gain on investments                                     $     7,289,530
           Net realized gain on foreign currency transactions                            27,175
                                                                                  -------------
              Net realized gain during the year                                                         7,316,705
           Net change in unrealized appreciation on translation of
           assets and liabilities in foreign currencies                                  65,378
           Net change in unrealized appreciation of investments                      14,910,009
                                                                                  -------------
              Net unrealized appreciation during the year                                              14,975,387
                                                                                                   --------------
Net realized and unrealized gain on investments and foreign currencies                                 22,292,092
                                                                                                   --------------
Net increase in net assets resulting from operations                     `                            $22,248,228
                                                                                                   ==============




    The accompanying notes are an integral part of the financial statements.
------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------
                        GLOBAL NATURAL RESOURCES PORTFOLIO

                        STATEMENT OF CHANGES IN NET ASSETS

-----------------------------------------------------------------------------------------------------------------------


                                                                                   Year ended            Year ended
                                                                                October 31, 1996      October 31, 1995
                                                                         ---------------------------------------------
Increase (Decrease) in net assets
Operations:
           Net investment income (loss)                                              $  (43,864)         $555,631
           Net realized gain (loss) on investments and foreign currency               7,316,705        (2,391,427)
           transactions
           Net change in unrealized appreciation (depreciation) on                       65,378           (43,764)
           translation of assets and liabilities in foreign currencies
           Net change in unrealized appreciation of investments                      14,910,009           177,530
                                                                                 --------------   ---------------
              Net increase (decrease) in net assets resulting from
               operations                                                            22,248,228        (1,702,030)
                                                                                 --------------   ---------------
Beneficial interest transactions: (Note 2)
           Contributions                                                            134,700,675        34,259,648
           Withdrawals                                                              (71,660,229)      (32,747,373)
                                                                                 --------------   ---------------
              Net increase from beneficial interest transactions                     63,040,446         1,512,275
                                                                                 --------------   ---------------
Total  increase (decrease) in net assets                                             85,288,674          (189,755)
Net assets:
           Beginning of year                                                         26,759,984        26,949,739
                                                                                 ==============   ===============
           End of year                                                             $112,048,658       $26,759,984
                                                                                 ==============   ===============


    The accompanying notes are an integral part of the financial statements.

-----------------------------------------------------------------------------------------------------------------




                                     Page 2


                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO


                       S U P P L E M E N T A R Y    D A T A

_______________________________________________________________________________

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.




                                                                                            December 30, 1994
                                                                      Year ended        (commencement of operations)
                                                                   October 31, 1996          to October 31, 1995
                                                                   ----------------     ----------------------------


Ratios and supplemental data:
Net assets, end of period (in 000's).................................$170,293                    $6,502
Ratio of net investment income to average net assets:................... 0.39%                     0.30%(a)
Ratio of expenses to average net assets:
     With expense reductions (Notes 1 & $)...............................0.72%                     2.37%(a)
     Without expense reductions..........................................0.83%                     2.44%(a)
Portfolio turnover rate.................................................. 169%                      240%(a)
___________________
(a)  Annualized.



























    The accompanying notes are an integral part of the financial statements.

                GLOBAL FINANCIAL SERVICES PORTFOLIO


                       S U P P L E M E N T A R Y    D A T A

_______________________________________________________________________________

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.





                                                                           Year ended
                                                                           October 31,               May 31, 1994
                                                                      ------------------     (commencement of operations)
                                                                      1996         1995           to October 31, 1994
                                                                      ----         ----          ---------------------

Ratios and supplemental data:
Net assets, end of period (in 000's)................................. $16,473      $9,793           $5,176
Ratio of net investment income to average net assets.................... 1.90%       2.60%            1.19%(a)
Ratio of expenses to average net assets:
     With expense reductions (Notes 1 & 4).............................. 0.86%       1.43%            4.43%(a)
     Without expense reductions......................................... 0.94%       1.46%              --%*
Portfolio turnover rate.................................................. 103%        170%              53%

___________________

(a) Annualized.
  *Calculation of "Ratio of expenses to average net assets" was made without considering the effect of expense reductions, if any.




























    The accompanying notes are an integral part of the financial statements.

                GLOBAL INFRASTRUCTURE PORTFOLIO


                       S U P P L E M E N T A R Y    D A T A

_______________________________________________________________________________

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.





                                                                           Year ended
                                                                          October 31,                May 31, 1994
                                                                      ------------------      (commencement of operations)
                                                                      1996         1995           to October 31, 1994
                                                                      ----         ----          ---------------------

Ratios and supplemental data:
Net assets, end of period (in 000's)................................. $92,025      $86,010         $51,107
Ratio of net investment income to average net assets:................... 1.21%       1.22%            1.44%(a)
Ratio of expenses to average net assets:
     With expense reductions (Notes 1 & 4).............................. 0.74%       0.83%            1.17%(a)
     Without expense reductions......................................... 0.85%       0.88%              --%*
Portfolio turnover rate................................................... 41%         45%              18%

___________________

(a) Annualized.
  *Calculation of "Ratio of expenses to average net assets" was made without considering the effect of expense reductions, if any.




























    The accompanying notes are an integral part of the financial statements.

                         GLOBAL NATURAL RESOURCES PORTFOLIO


                       S U P P L E M E N T A R Y    D A T A

_______________________________________________________________________________

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.





                                                                           Year ended
                                                                          October 31,                May 31, 1994
                                                                      ------------------      (commencement of operations)
                                                                      1996         1995           to October 31, 1994
                                                                      ----         ----          ---------------------

Ratios and supplemental data:
Net assets, end of period (in 000's)................................ $112,049     $26,760              $26,950
Ratio of net investment income (loss) to average net assets............ (0.07)%      1.88%                3.47%(a)
Ratio of expenses to average net assets:
     With expense reductions (Notes 1 & 4).............................. 0.73%       0.93%                2.15%(a)
     Without expense reductions......................................... 0.83%       0.96%                  --%*
Portfolio turnover rate................................................... 94%         87%                 137%

___________________

(a) Annualized.
  *Calculation of "Ratio of expenses to average net assets" was made without considering the effect of expense reductions, if any.




























    The accompanying notes are an integral part of the financial statements.

                          GLOBAL INVESTMENT PORTFOLIOS
                                     NOTES TO
                               FINANCIAL STATEMENTS
                                October 31, 1996
--------------------------------------------------------------------------------

1.   SIGNIFICANT ACCOUNTING POLICIES
Each of the Global Consumer Products and Services Portfolio, Global Financial Services Portfolio, Global Infrastructure Portfolio, and Global Natural Resources Portfolio ("Portfolios") is organized as a New York Trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a diversified, open-end management investment company. The following is a summary of significant accounting policies consistently followed by the Portfolios in the preparation of the financial statements. The policies are in conformity with generally accepted accounting principles, and therefore the financial statements may include certain estimates made by management.

(A)  PORTFOLIO VALUATION
The Portfolios calculate the net asset value of and complete orders to purchase or repurchase Portfolio shares of beneficial interest on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by Chancellor LGT Asset Management, Inc. (the "Manager") to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Portfolios' Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Portfolios' Board of Trustees.

(B)  FOREIGN CURRENCY TRANSLATION
The accounting records of the Portfolios are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolios after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when earned or incurred.

A Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at year end, resulting from changes in exchange rates.

(C)  REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by a Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(D)  FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward Contract") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amount shown in the Portfolio's "Statement of Assets and Liabilities." A Portfolio could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. A Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E)  OPTION ACCOUNTING PRINCIPLES
When a Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio holds the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid, high-grade debt securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

The premium paid by a Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F)  FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract a Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. A Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

(G)  SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out-basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. A Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(H)  PORTFOLIO SECURITIES LOANED
For international securities, cash collateral is received by a Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by a Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. At October 31, 1996, stocks with an aggregate value listed below were on loan to brokers. The loans were secured by cash collateral received by the Portfolios:


                                                                                            Year ended
                                                              October 31, 1996           October 31, 1996
                                                         Aggregate Value      Cash       ----------------
                                                             on Loan       Collateral      Fees Received
                                                         ----------------  ----------      -------------

Portfolio
---------
Global Consumer Products and Services Portfolio            10,331,341      $ 10,659,295      $  44,553
Global Financial Services Portfolio                           750,391           805,810          1,304
Global Infrastructure Portfolio                             6,788,616         7,455,555         88,349
Global Natural Resources Portfolio                          3,663,443         3,777,600         16,439



Fees received from securities loaned were used to reduce the Portfolios' custodian fees.

(I)  TAXES
It is the policy of the Portfolio to meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"). Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held.

(J)  FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent with investments of domestic origin. A Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

In addition, each Portfolio may focus its investments in certain related consumer products and services, financial services, infrastructure, and natural resources industries, subjecting the Portfolio to greater risk than a fund that is more diversified.

(K)  INDEXED SECURITIES
A Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(L)  RESTRICTED SECURITIES
A Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

2.  RELATED PARTIES
Chancellor LGT Asset Management Inc. is the Portfolios' investment manager and administrator. On October 31, 1996, Chancellor Capital Management, Inc. merged with LGT Asset Management, Inc., and the surviving entity was renamed Chancellor LGT Asset Management, Inc. Each of the Portfolios pays investment management and administration fees to the Manager at the annualized rate of 0.725% on the first $500 million of average daily net assets of the Portfolio; 0.70% on the next $500 million; 0.675% on the next $500 million; and 0.65% on amounts thereafter. These fees are computed daily and paid monthly.

The Portfolios pay each of its Trustees who is not an employee, officer or director of the Manager, G.T. Global Financial Services, Inc. or G.T. Global Investor Services, Inc. $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustees.

At October 31, 1996, all of the shares of beneficial interest of each Portfolio were owned either by its Fund (GT Global Consumer Products and Services Fund, GT Global Financial Services Fund, GT Global Infrastructure Fund, and GT Global Natural Resources Fund) or the Manager.

3.  PURCHASES AND SALES OF SECURITIES
The following summarizes purchases and sales of investment securities, other than short-term investments, by each Portfolio for the year ended October 31, 1996:

                        Purchase and Sales of Securities
                                                               Purchases
Portfolio                                         U.S. GOVERNMENT  OTHER ISSUES
---------                                         ---------------  ------------
Global Consumer Products and Services Portfolio   $     -          $239,257,063
Global Financial Services Portfolio                     -            17,579,805
Global Infrastructure Portfolio                         -            34,122,375
Global Natural Resources Portfolio                      -           161,696,208

                                                                Sales
Portfolio                                         U.S. GOVERNMENT  OTHER ISSUES
---------                                         ---------------  ------------
Global Consumer Products and Services Portfolio    $     -         $ 96,407,016
Global Financial Services Portfolio                      -           13,303,919
Global Infrastructure Portfolio                          -           45,967,339
Global Natural Resources Portfolio                       -          102,403,195

4.  EXPENSE REDUCTIONS
The Manager has directed certain portfolio trades to brokers who paid a portion of a Portfolio's expenses. For the year ended October 31, 1996, the Portfolios' expenses were reduced by the following amounts under these arrangements:

                                                              EXPENSE
                                                             REDUCTION
-----------------------------------------------------------------------
Global Consumer Products and Services Portfolio             $   17,893
Global Financial Services Portfolio                              9,402
Global Infrastructure Portfolio                                 10,217
Global Natural Resources Portfolio                              45,253

                                                      PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements

                  The following audited financial statements and Reports of Coopers & Lybrand L.L.P., independent auditors are included in Part B: Audited financial statements of Global Financial Services Portfolio, Global Infrastructure Portfolio, Global Natural Resources Portfolio and Global Consumer Products and Services Portfolio for the fiscal year ended October 31, 1996.

         (b)      Exhibits

                  1.    Declaration of Trust of the Registrant - Filed herewith.

                  2. By-Laws of the Registrant. Incorporated by Reference to Amendment No. 3 to Registrant's Registration Statement, File No. 811-8454.

                  5. Investment Management and Administration Contract between the Registrant and LGT Asset Management. Incorporated by Reference to Amendment No. 3 to Registrant's Registration Statement, File No. 811-8454.

                  8. Custodian Agreement between the Registrant and State Street Bank and Trust Company - Filed herewith.

                  11.   Consent  of  Coopers  &  Lybrand   L.L.P.,   Independent
                        Accountants - Filed herewith.

                  13.   Investment  representation letters of initial investors.
                        Incorporated   by  Reference  to  Amendment   No.  3  to
                        Registrant's Registration Statement, File No. 811-8454.

                  27.   Financial Data Schedules - Filed herewith.


ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         Not applicable.


ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.

             (1)                                              (2)
         Title of Class                              Number of Record Holders
         Series of Beneficial                       (as of February 27, 1997)
         Interests

         Global Financial Services                             2
         Portfolio

         Global Infrastructure                                 2
         Portfolio

         Global Natural Resources                              2
         Portfolio

         Global Consumer Products and                          2
         Services Portfolio


ITEM 27.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 to this Registration Statement.

         The Registrant's Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy and the Registrant is insured under a fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.


ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of Chancellor LGT Asset Management, Inc. is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A and the sections entitled "Directors and Executive Officers" and "Management" in the Feeder's Part B.

         Information as to the directors and officers of Chancellor LGT Asset Management, Inc., Registrant's investment manager, is included in such manager's Form ADV (File No. 801-10254), filed with the Securities and Exchange Commission, which is incorporated herein by reference thereto.


ITEM 29.  PRINCIPAL UNDERWRITERS.

         Not applicable.


ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

         Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its investment manager, Chancellor LGT Asset Management, Inc., 50 California Street, 27th Floor, San Francisco, California 94111.

         Records covering shareholder accounts and portfolio transactions are also maintained and kept by the Registrant's Custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.


ITEM 31.  MANAGEMENT SERVICES.

         Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.


ITEM 32.  UNDERTAKINGS.

         None.

                                    SIGNATURE

         Pursuant to the requirements of the Investment Company Act of 1940, Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California on the 26th day of February, 1997.


                                                GLOBAL INVESTMENT PORTFOLIO


                                                By       /S/ DAVID J. THELANDER
                                                         David J. Thelander
                                                         Assistant Secretary

                                INDEX OF EXHIBITS

Exhibit No.                    Description of Exhibit

         1.       Declaration of Trust of the Registrant - Filed herewith.

         2.       By-Laws  of  the  Registrant   Incorporated  by  Reference  to
                  Amendment No. 3 to Registrant's Registration Statement, File No. 811-8454.

         5. Investment Management and Administration Contract between the Registrant and Chancellor LGT Asset Management, Inc. Incorporated by Reference to Amendment No. 3 to Registrant's Registration Statement, File No. 811-8454.

         8. Form of Custodian Agreement between the Registrant and State Street Bank and Trust Company - Filed herewith.

         11. Consent of Coopers & Lybrand, Independent Accountants - Filed herewith.

         13.      Investment   representation   letters  of  initial   investors
                  Incorporated by Reference to Amendment No. 3 to Registrant's Registration Statement, File No. 811-8454.

         27.      Financial Data Schedules - Filed herewith.